SUPPLEMENT DATED APRIL 3, 1998
                       TO SUPPLEMENTS DATED APRIL 2, 1998,
                      JANUARY 30, 1998, DECEMBER 23, 1997,
                    NOVEMBER 18, 1997, AND OCTOBER 24, 1997,
                      TO PROSPECTUS DATED OCTOBER 22, 1997

                             WASHINGTON MUTUAL, INC.

     On or about March 17, 1998, John M. Lewis, who is named in the Prospectus as a Selling Stockholder, transferred 24,980 shares of Common Stock to Boatmen's National Bank of Austin TTEE of the Mary Lee Lewis Trust FBO John Milton Lewis UAD 12/19/97.

     As a result of the foregoing transfer, the number of Shares eligible for resale pursuant to the Registration Statement by the person previously named as a Selling Stockholder and named below is adjusted to the number set forth opposite such person's name (without adjustment for any resales that such person has made pursuant to the Registration Statement). Also as a result of the foregoing transfer, the other person named below is added to the list of Selling Stockholders, and the number of Shares that each may sell pursuant to the Registration Statement is as set forth opposite such person's name:

 Name                                                                                          Shares
 Boatmen's  National Bank of Austin TTEE of the Mary Lee Lewis Trust FBO                       24,980
 John Milton Lewis UAD 12/19/97

 John M. Lewis                                                                                    -0-

            The date of this Prospectus Supplement is April 3, 1998.